SCHEDULE 14A INFORMATION

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SUPPLEMENT TO THE
PROXY STATEMENT
for the
ELEPHANT TALK COMMUNICATIONS CORP.

2015 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement (the “Supplement”) updates and revises the information contained in the Proxy Statement dated November 6, 2015 (the “Original Proxy Statement”) furnished by Elephant Talk Communications Corp. (the “Company”) for its 2015 Annual Meeting of Shareholders (the “Meeting”), to be held at 10:00 am. (New York time) on Wednesday, December 16, 2015, at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, New York, NY 10105. This Supplement provides information with regard to the two substitute director nominees as a result of Mr. Steven van de Velden and Mr. Jaime Bustillo’s decisions not to stand for re-election to the Board of Directors and also includes certain changes to the Audit Committee Report, Change in Accountants and Principal Accounting Fees and Services sections as requested by our former and current independent registered public accounting firms. Except as described above, this Supplement does not change the Original Proxy Statement. All proxies executed prior to the date of this Supplement and not revoked prior to the Meeting will be voted in accordance with the instructions contained therein, except that any votes submitted with instruction to vote for the election of Mr. van der Velden will instead be voted for the election of Mr. Robert Harold (Hal) Turner and any votes submitted with instruction to vote for the election of Mr. Bustillo will instead be voted for the election of Mr. Robert Skaff.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2015: The proxy materials and our 2014 Annual Report to Stockholders, as amended, are available at: http://www.viewproxy.com/elephanttalk/2015. This Supplement is being made available online at the same location on or about December 7, 2915.

On November 12, 2015, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Company’s Board of Directors (the “Board”), the Board appointed Robert Harold (Hal) Turner to be the Executive Chairman of the Board and Mr. Turner accepted such appointment effective November 16, 2015. On the same effective day, the Board appointed Mr. Tim Payne as the interim Chief Executive Officer. Effective upon the appointments described above, Mr. Steven van der Velden resigned from the Board and the Chief Executive Officer position for personal reasons. Mr. van der Velden has also withdrawn himself as a nominee for director at the Meeting. Any shares voted by proxy for the election of Mr. van der Velden as a director at the Meeting will instead be voted for the election of Mr. Turner.

On December 4, 2015, Mr. Mr. Jaime Bustillo informed the Company of his decision to withdraw as a nominee as a director at the Meeting, and in connection therewith, he will not stand for re-election to the Company’s Board at such Meeting. Mr. Bustillo intends to serve the remainder of his term as a director through the date of the Meeting. The Board then, at the recommendation of its Nominating Committee, nominated Mr. Robert Skaff as a substitute director nominee. Therefore, in according with the Original Proxy Statement, any shares voted by proxy for the election of Mr. Bustillo as a director at the Meeting will instead be voted for the election of Mr. Skaff.

Mr. Skaff is the founder of DiNotte Lighting Hampton which has developed world class OEM and recreational lighting products since 2005. Mr. Skaff was the president of ID Control, an innovative manufacture of patented mobile video equipment for police cars from 2001 to 2004 when ID Control was acquired by Decatur Electronics Decatur. Prior to ID Control, Mr Skaff was a principal and director of Management Information Systems at Johnson and Johnston Associates which was later acquired by a subsidiary of Japan Energy.

Our Board of Directors continues to recommend that you vote FOR the election of each of the six director nominees.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP) ("Squar Milner"), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014, was responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

The Audit and Finance Committee reviewed and discussed with management and Squar Milner with regard to the audited financial statements for the year ended December 31, 2014 and Squar Milner’s evaluation of the Company’s internal control over financial reporting at December 31, 2014. The Audit and Finance Committee discussed with Squar Milner the matters that are required to be discussed under Public Company Accounting Oversight Board Standards, including Statements on Auditing Standards No. 16. Squar Milner has provided to the Audit and Finance Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and the Audit and Finance Committee discussed with Squar Milner regarding that firm’s independence.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2014 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and any amendments thereto for filing with the SEC.

The Audit and Finance Committee of the Board of Directors

/s/ Roderick de Greef(Chairman)

/s/ Francisco Ros

/s/ Jaime Bustillo

/s/ Carl Stevens

CHANGE IN ACCOUNTANTS

As previously disclosed, on March 26, 2014, BDO USA, LLP (“BDO”) informed us that it declined to stand for re-appointment as our independent registered public accounting firm in connection with our audit for the fiscal year ending December 31, 2014.

The reports of BDO to our consolidated financial statements for the fiscal years ended December 31, 2012 and December 31, 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal years ended December 31, 2012 and December 31, 2013, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports for such periods.

During each of the two fiscal years ended December 31, 2012 and December 31, 2013, and throughout the date of March 26, 2014, there was no “ reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K related to a material weakness in our internal control over financial reporting, except as described below.

As disclosed in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, we concluded that material weaknesses existed in our internal control over financial reporting. We concluded that our internal control over financial reporting was not effective as of December 31, 2013, because of the existence of material weaknesses relating to accounting for complex transactions associated with business combinations, complex financial instruments, and income taxes and that our Board of Directors did not have an adequate number of independent Board members in order to have effective oversight of our internal control system. BDO’s report on the effectiveness of internal control over financial reporting expressed an adverse opinion on the effectiveness of our internal control over financial reporting as of December 31, 2013.

As previously reported in the Amendment to our Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed with the SEC on November 13, 2013, we conducted an assessment of the effectiveness of our internal control over financial reporting as of June 30, 2013 and determined that there was a deficiency in our internal controls over financial reporting related to the accounting and valuation of financial instruments that constituted a material weakness. Based on this material weakness, our management concluded that our internal control over financial reporting was not effective as of June 30, 2013. This control deficiency resulted in a misstatement of the unaudited condensed interim financial statements and related financial disclosures for the three and six months ended June 30, 2013, and accordingly, we restated the unaudited condensed interim financial statements and related financial disclosures for the three and six months ended June 30, 2013.

In connection with the audit of our consolidated balance sheets as of December 31, 2012 and December 31, 2013, and the related consolidated statements of income and comprehensive loss, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013 and BDO’s report dated March 31, 2014, BDO expressed an unqualified opinion thereon and included an explanatory paragraph regarding our ability to continue as a going concern.

On March 31, 2014, we engaged Squar Milner as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The engagement of Squar Milner by us was approved by the Audit and Finance Committee on March 31, 2014. During the fiscal years ended December 31, 2012 and December 31, 2013 and through the date of the Audit and Finance Committee's decision, the Company did not consult Squar Milner regarding either the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the registrant's financial statements; or any matter that was either the subject of a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) or (a)(1)(v) of Regulation S-K.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed by BDO and Squar Milner, our independent registered accounting firms for the fiscal years ended December 31, 2013 and December 31, 2014, respectively. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described in the following table.

	2014	2013
Audit and Audit-related Fees	$400,754	$433,804
Tax Fees	-	$-
Other Fees	-	$-
Total Fees	$400,754	$433,804

Audit Fees and Audit-related Fees. These fees generally consist of professional services rendered for the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting and the review of our financial statements including on our Quarterly Reports on Form 10-Q for the 2014 (SM) and 2013 (BDO) fiscal years. The audit-related fees generally consist of interim procedures related to the performance of our audit or review of our financial statements that are traditionally performed by the independent registered public accounting firm and attendance at Audit Committee meetings.

Tax Fees. There were no fees billed by neither BDO nor Squar Milner for professional services rendered for tax compliance for the years ended December 31, 2014 and 2013.

Other fees. These fees represent services not included under Audit and Audit-related fees, including the provision of certain consents or certain procedures related to the issuance of our registration statements on Form S-3, Form S-1 or Form S-8, as applicable.

The Audit Committee of our Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and audit-related services provided by Squar Milner and BDO in 2014 and 2013 consistent with the Audit Committee’s responsibility for engaging our independent registered public accounting firm. The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with SM maintaining its independence.

A representative of Squar Milner is not expected to be present at the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement if he or she desires to do so and respond to appropriate questions.